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                                                                   EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 2-96198) and the Registration Statements on Form S-8 (No. 33-60330 and No. 33-64359) of Union Electric Company of our report dated February 4, 1997, which appears on page 16 of Union Electric Company's 1996 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.




/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
St. Louis, Missouri
February 4, 1997